Exhibit 99
----------
                              CARNEGIE SAVINGS BANK
                             STATEMENTS OF CONDITION
                                   (UNAUDITED)


                                                                     June 30,         December 31,
                                                                       1998               1997
                                                                  --------------    --------------
ASSETS
Cash and cash equivalents                                          $ 2,975,157        $    850,891
Certificate of deposit with other banks                                100,000             100,000
Investment securities available for sale, net                        1,670,603           1,615,685
Investment securities held to maturity, net
   (market value of $881,636 and $922,716)                             913,936             913,903
Mortgage-backed securities available for sale, net                     981,377             906,869
Mortgage-backed securities held to maturity, net
   (market value of $1,876,126 and $1,744,014)                       1,351,949           1,721,250
Loans receivable (net of allowance for loan losses
   of $97,564 and $114,832)                                         11,550,422           9,585,360
Accrued interest receivable                                            116,529             107,361
Property and equipment, net                                            205,199             184,878
Real estate owned                                                            -             480,326
Deferred tax asset                                                      92,700              92,700
Other assets                                                           204,847             164,245
                                                                   -----------         -----------
     Total assets                                                  $20,162,719         $16,723,468
                                                                   ===========         ===========

LIABILITIES AND RETAINED EARNINGS
Deposits                                                           $18,449,805         $15,177,917
Advance payments by borrowers for taxes
   and insurance                                                       206,158             143,129
Deferred income taxes                                                   34,252              33,698
Accrued income taxes payable                                                 -               6,316
Other liabilities                                                      315,626             192,363
                                                                   -----------         -----------
     Total liabilities                                              19,005,841          15,553,423
                                                                   -----------         -----------
Accumulated comprehensive income
     Unrealized gains (losses) on securities available
        for sale, net of tax benefit of $7,590 and ($7,036)             12,923              13,658
     Retained earnings (Substantially restricted)                    1,143,955           1,156,387
                                                                   -----------         -----------
     Total retained earnings                                         1,156,878           1,170,045
                                                                   -----------         -----------
     Total liabilities and retained earnings                       $20,162,719         $16,723,468
                                                                   ===========         ===========





See accompanying notes to the unaudited financial statements.

                              CARNEGIE SAVINGS BANK
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                        For Three Months Ended
                                                               June 30,
                                                          1998          1997
                                                       ----------    ----------
INTEREST INCOME
     Interest on loans                                  $250,020      $225,323
     Interest-bearing deposits with other banks            9,719         7,217
     Interest on investments:
         Taxable                                          21,895        35,588
         Nontaxable                                        7,408         7,478
     Mortgage-backed securities                           40,411        52,978
                                                       ---------     ---------
         Total interest income                           329,453       328,584
                                                       ---------     ---------
INTEREST EXPENSE
     Interest on certificates of deposit                 144,618       145,647
     Interest on other savings accounts                   29,616        24,270
     Interest on borrowings                                    -             -
                                                       ---------     ---------
         Total interest expense                          174,234       169,917
                                                       ---------     ---------
NET INTEREST INCOME                                      155,219       158,667
     Provision for loan losses                                 -             -
                                                       ---------     ---------
NET INTEREST INCOME AFTER PROVISION
   FOR LOAN LOSSES                                       155,219       158,667
                                                       ---------     ---------
NONINTEREST INCOME (LOSS)
     Service charges and fee income                       15,576        13,533
     Gain (loss) on sale of REO                          (55,124)       13,693
     Net income (loss) - real estate owned                (2,743)          369
     Other income                                            496            40
                                                       ---------     ---------
         Total other income                              (41,795)       27,635
                                                       ---------     ---------
NONINTEREST EXPENSES:
     Wages, payroll taxes and benefits                    81,173        70,110
     General and administrative                           27,309        28,723
     Data processing charges                              17,459        18,628
     Depreciation and amortization                         6,110         5,376
                                                       ---------     ---------
         Total other expenses                            132,051       122,837
                                                       ---------     ---------
NET INCOME (LOSS) BEFORE INCOME TAXES                    (18,627)       63,465

Income tax expense (benefit)                              (6,800)       18,169
                                                       ---------     ---------
NET INCOME (LOSS)                                     $  (11,827)    $  45,296
                                                       =========     =========


See accompanying notes to the unaudited financial statements.

                              CARNEGIE SAVINGS BANK
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                          For Six Months Ended
                                                                June 30,
                                                         1998            1997
                                                       ---------       ---------
INTEREST INCOME
     Interest on loans                                 $463,684        $432,448
     Interest-bearing deposits with other banks          14,640          12,106
     Interest on investments:
         Taxable                                         50,158          59,657
         Nontaxable                                      14,817          16,437
     Mortgage-backed securities                          83,933          88,017
                                                      ---------        --------
         Total interest income                          627,232         608,665
                                                      ---------        --------
INTEREST EXPENSE
     Interest on certificates of deposit                289,015         277,823
     Interest on other savings accounts                  55,533          49,732
     Interest on borrowings                                   -             567
                                                      ---------        --------
         Total interest expense                         344,548         328,122
                                                      ---------        --------
NET INTEREST INCOME                                     282,684         280,543
     Provision for loan losses                                -               -
                                                      ---------        --------
NET INTEREST INCOME AFTER PROVISION
   FOR LOAN LOSSES                                      282,684         280,543
                                                      ---------        --------
NONINTEREST INCOME (LOSS)
     Service charges and fee income                      29,138          28,151
     Gain (loss) on sale of REO                         (55,124)         13,693
     Gain on sale of securities                           2,147               -
     Net loss - real estate owned                        (5,934)         (7,617)
     Other income                                           564               -
                                                      ---------        --------
         Total other income (loss)                      (29,209)         34,227
                                                      ---------        --------
NONINTEREST EXPENSES:
     Wages, payroll taxes and benefits                  167,653         151,616
     General and administrative                          58,168          56,866
     Data processing charges                             35,200          32,130
     Depreciation and amortization                       11,686          10,750
                                                      ---------        --------
         Total other expenses                           272,707         251,362
                                                      ---------        --------
NET INCOME (LOSS) BEFORE INCOME TAXES                   (19,232)         63,408

Income tax expense (benefit)                             (6,800)         18,169
                                                      ---------        --------
NET INCOME (LOSS)                                    $  (12,432)      $  45,239
                                                      =========        ========

See accompanying notes to the unaudited financial statements.

                              CARNEGIE SAVINGS BANK
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                      For Six Months Ended
                                                                                            June 30,
                                                                                      1998            1997
                                                                                   -----------    -----------
CASH FLOWS FROM OPERATIONS:
      Net income (loss)                                                            $   (12,432)   $    45,239
      Adjustments to reconcile net income (loss) to
        net cash provided by operations:
         Depreciation and amortization                                                  11,686         10,750
         Deferred income taxes                                                             554           (125)
         Net amortization of premiums/discounts                                        (10,359)        (4,529)
         Gain on sale of securities                                                     (2,147)          --
         (Gain) loss on sale of REO                                                     55,124        (13,693)
      Increase in accrued interest receivable                                           (9,168)       (20,833)
      Increase in other assets                                                         (21,591)       (21,923)
      Increase (decrease) in income tax liabilities                                    (13,116)        23,780
      Increase in other liabilities                                                    123,263        160,001
      Decrease in income tax benefit                                                   (12,211)          --
                                                                                   -----------    -----------
             Net cash provided by operations                                           109,603        178,667
                                                                                   -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Investment securities available for sale:
         Proceeds from sales and maturities                                          1,313,404           --
         Purchases                                                                  (1,361,364)      (541,251)
      Investment securities held to maturity:
         Proceeds from maturities and principal repayments                                --          250,000
         Purchases                                                                        --         (246,037)
      Mortgage-backed securities available for sale:
         Purchases                                                                    (428,186)      (631,750)
         Maturities and principal repayments                                           354,877         (1,070)
      Mortgage-backed securities held to maturity:
         Purchases                                                                        --         (265,248)
         Maturity and principal repayments                                             372,882        139,701
      Net increase in loans receivable                                              (1,965,062)      (117,287)
      Investment in real estate owned                                                  425,202        180,263
      Purchase of equipment                                                            (32,007)        (6,693)
                                                                                   -----------    -----------
         Net cash used by investing activities                                      (1,320,254)    (1,239,372)
                                                                                   -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Advances from borrowers for taxes and insurance                                   63,029         22,152
      Net increase in deposits                                                       3,271,888      1,492,588
      Net decrease in line of credit                                                      --         (300,000)
                                                                                   -----------    -----------
         Net cash provided by financing activities                                   3,334,917      1,214,740
                                                                                   -----------    -----------
         Net increase in cash                                                        2,124,266        154,035

         Cash, beginning of year                                                       950,891        656,658
                                                                                   -----------    -----------
         Cash and cash equivalents, end of year                                    $ 3,075,157    $   810,693
                                                                                   ===========    ===========


See accompanying notes to the unaudited financial statements.

                              CARNEGIE SAVINGS BANK

                          Notes to Financial Statements
                                   (Unaudited)

1.    Basis of Preparation
      --------------------

     The accompanying unaudited financial statements were prepared in accordance with instructions for Form 10-QSB and therefore, do not include all disclosures necessary for a complete presentation of the balance sheets, statements of income and statements of cash flows in conformity with generally accepted accounting principles. However, all adjustments which are, in the opinion of management, necessary for the fair presentation of the interim financial statements have been included. All such adjustments are of a normal recurring nature. The statement of income for the three and six month period ended June 30, 1998, is not necessarily indicative of the results which may be expected for the fiscal year ended December 31, 1998, or any other interim period.

     It is suggested that these unaudited financial statements be read in conjunction with the audited financial statements and notes thereto for the Bank filed as part of the Form SB-2 file no. 333-48655.

2.    Plan of Conversion
      ------------------

     On December 15, 1997, The Board of Directors of the Bank, subject to regulatory approval, ratified a Plan of Conversion to convert from a state mutual savings bank to a federally insured stock savings bank and the current formation of a holding company for the Bank (the "Conversion"). After approval by the regulatory authorities and the Bank's members, the Conversion was completed on July 10, 1998. As a result of this transaction, the Company was formed and the Bank became a wholly-owned subsidiary of the Company. In connection with the completion of the Conversion on July 10, 1998, the Company completed the sale of 238,050 shares of common stock at $10.00 per share.

     The Bank may not declare or pay a cash dividend if the effect thereof would cause its net worth to be reduced below either the amounts required for the liquidation account discussed below or the regulatory capital requirements imposed by federal regulations.

     At the time of conversion, the Bank will establish a liquidation account, which will be a memorandum account that does not appear on the balance sheet, in an amount equal to its retained income as reflected in the latest balance sheet used in the final conversion prospectus. The liquidation account will be maintained for the benefit of eligible account holders who continue to maintain their deposit accounts in the Bank after conversion. In the event of a complete liquidation of the Bank (and only in such an event), eligible depositors who continue to maintain accounts shall be entitled to receive a distribution form the liquidation account before any liquidation may be made with respect to common stock.